As filed with the Securities and Exchange Commission on January 12, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Skyward Specialty Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1957288
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 Gessner Road, Suite 600

Houston, Texas 77024

Telephone: (713) 935-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Skyward Specialty Insurance Group, Inc. Share Purchase and Award Agreement

Houston International Insurance Group, Ltd. 2016 Equity Incentive Plan

Skyward Specialty Insurance Group, Inc. 2020 Long-Term Incentive Plan

Skyward Specialty Insurance Group, Inc. 2022 Long-Term Incentive Plan

Skyward Specialty Insurance Group, Inc. 2022 Employee Stock Purchase Plan

(Full title of the plans)

Andrew Robinson, Chief Executive Officer

Skyward Specialty Insurance Group, Inc.

800 Gessner Road, Suite 600

Houston, Texas 77024

Telephone: (713) 935-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick O’Malley DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020-1104 (212) 335-4500	Leslie Shaunty Skyward Specialty Insurance Group, Inc. 800 Gessner Road, Suite 600 Houston, Texas 77024 (713) 935-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the registrant with the Securities and Exchange Commission (the “Commission”) are incorporated into this Registration Statement by reference, as of their respective dates:

(1)	Amendment No. 2 to the registrant’s Registration Statement on Form S-1 filed with the SEC on January 4, 2023 (File No. 333-268326), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(2)	The prospectus to be filed by the registrant with the SEC pursuant to Rule 424(b) under the Securities Act, on or about January 13, 2023, relating to the Registration Statement on Form S-1, as amended (File No. 333-268326); and

(3)	The description of the registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A (File No. 001-41591), filed by the registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on January 12, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities then remaining unsold shall be deregistered, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of the filing of such documents.

For purposes of this Registration Statement and the related prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute part of this Registration Statement or the related prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The registrant’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”) will provide that it is permitted to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The registrant’s Bylaws will also provide that it may indemnify a director, officer, employee or agent (including the advancement of the final disposition of any action or proceeding), and permits the registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the registrant would otherwise be permitted to indemnify him or her under Delaware law.

The registrant has entered into indemnification agreements that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law, with certain exceptions. Consequently, the registrant’s directors will not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to the registrant or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or the DGCL; or

●	any transaction from which the director derived an improper personal benefit.

The registrant’s indemnification agreements also provide advance expenses to its directors, executive officers and other employees as determined by its board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The registrant believes that these Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The registrant also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the registrant’s Bylaws and its indemnification agreements may discourage stockholders from bringing a lawsuit against the registrant’s directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the registrant’s directors and officers, even though an action, if successful, might benefit the registrant and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the registrant pays the costs of settlement and damage.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Exhibit Index

4.1	Form of Amended and Restated Certificate of Incorporation of Skyward Specialty Insurance Group, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement (File No. 333-268326), filed on November 14, 2022, with the Commission), to be effective upon the completion of the initial public offering

4.2	Form of Amended and Restated Bylaws of Skyward Specialty Insurance Group, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement (File No. 333-268326), filed on November 14, 2022, with the Commission), to be effective upon completion of the initial public offering

5.1*	Opinion of DLA Piper LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of DLA Piper LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

99.1	Share Purchase and Award Agreement and form of agreements thereunder in use before 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement (File No. 333-268326), filed on November 14, 2022 with the Commission)

99.2	2016 Equity Incentive Program and form of award agreements thereunder (incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement (File No. 333-268326), filed on November 14, 2022 with the Commission)

99.3	2020 Long Term Incentive Plan and form of award agreements thereunder (incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement (File No. 333-268326), filed on November 14, 2022 with the Commission)

99.4*	Skyward Specialty Insurance Group, Inc. 2022 Long-Term Incentive Plan

99.5*	Skyward Specialty Insurance Group, Inc. 2022 Employee Stock Purchase Plan

99.6*	Form of Restricted Stock Units Agreement and form of notice under the registrant’s 2022 Long-Term Incentive Plan

99.7*	Form of Restricted Stock Agreement under the registrant’s 2022 Long-Term Incentive Plan

99.8*	Form of Nonstatutory Stock Option Agreement and form of notice under the registrants 2022 Long-Term Incentive Plan

99.9*	Form of Incentive Stock Option Agreement and form of notice under the registrants 2022 Long-Term Incentive Plan

107*	Filing Fee Table

* Filed herewith.

Item 9. Undertakings.

A. The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on January 12, 2023.

SKYWARD SPECIALTY INSURANCE GROUP, INC.

By	/s/ Andrew Robinson
Andrew Robinson
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Skyward Specialty Insurance Group, Inc. hereby constitutes and appoints Andrew Robinson, Mark Haushill and Leslie Shaunty, and each of them any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement of Skyward Specialty Insurance Group, Inc. on Form S-1, and any other registration statement relating to the same offering (including any registration statement, or amendment thereto, that is to become effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and any and all amendments thereto (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Robinson Andrew Robinson	Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2023

/s/ Mark Haushill Mark Haushill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 12, 2023

/s/ J. Cameron MacDonald	Director	January 12, 2023
J. Cameron MacDonald

/s/ Robert Creager	Director	January 12, 2023
Robert Creager

/s/ Marcia Dall	Director	January 12, 2023
Marcia Dall

/s/ James Hays	Director	January 12, 2023
James Hays

/s/ Robert Kittel	Director	January 12, 2023
Robert Kittel

/s/ Katharine Terry	Director	January 12, 2023
Katharine Terry